UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2008

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2008, Energy Focus, Inc. (“the Company”) entered into Securities Purchase Agreements with 19 investors, under which they agreed to purchase 3,184,321 units, each of which consists of one share of the Company’s common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock. The purchase price of each unit was $3.205, consisting of $3.08, the closing bid price of the Company’s common stock on March 13, 2008, for each share of common stock and $0.125 for each warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $3.08. Each warrant is immediately separable from the unit and immediately exercisable, and expires five years from the date of issuance. A copy of the form of Securities Purchase Agreement and form of Warrant are attached as Exhibits 1.1 and 1.2 and are incorporated by reference.

All of the investors in the offering are current Company shareholders, with the largest investment being made by The Quercus Trust, Costa Mesa, California. Among the investors are Ronald Casentini, John M. Davenport, John B. Stuppin, and Philip Wolfson, all of whom are members of the company’s Board of Directors and who committed to invest approximately $100,000 in the offering.

On March 14, 2008, the Company issued a press release announcing the offering. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On March 14, 2008, the Company raised $10,206,000 when the private placement described under Item 1.01 closed. In connection with the placement, the Company agreed to pay the placement agent, Merriman Curhan Ford & Co., a six percent commission of $612,345 and to grant the agent warrants to purchase 382,119 shares of common stock at an exercise price of $3.08 per share.

The offering and issuance of the common shares and warrants were not registered under the Securities Act of 1933, as amended, in reliance upon the exemptions from the registration requirements of the Act in Section 4(2) of the Act and Rule 506 of Regulation D. To make the exemptions available, the Company relied upon the fact that its offer was made without any form of general solicitation and upon the representations of each investor in the investor’s Securities Purchase Agreement that the investor was an institutional or accredited investor, that the investor had full access to information about the Company, and that the investor was acquiring the securities as principal for its own account and not with a view to or for distributing or reselling the securities. In each investor’s Agreement, the investor consented to the placement of a restrictive legend on the certificate representing the investor’s common shares and upon the investor’s warrant.

The Securities Purchase Agreement requires the Company to register with the Securities and Exchange Commission on Form S-3 the shares of common stock issued in the transaction and the shares of common stock issuable upon exercise of the warrants.

Item 3.03. Material Modification to Rights of Security Holders.

On March 12, 2008, the Company entered into Amendment No. 1 to the Rights Agreement dated as of October 25, 2006 between the Company and Mellon Investor Services LLC, as Rights Agent. The Amendment allows The Quercus Trust, and persons who are beneficial owners through the Trust, to have a beneficial ownership percentage of up to 20% of the Company’s common stock without triggering the rights under the Rights Agreement. A copy of the Amendment is attached as Exhibit 3.1 and is incorporated by reference.

Item 8.01. Other Events.

On March 14, 2008, the Company issued a press release announcing that Bath & Body Works, a subsidiary of Limited Brands, Inc., had installed the Company’s EFO-LED Light Bar systems in a number of locations. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are provided with this Report.

Exhibit No.	Description

1.1	Form of Securities Purchase Agreement with each Investor.
1.2	Form of Warrant to be issued to each Investor.
3.1	Amendment No. 1 dated March 12, 2008 to the Rights Agreement.
99.1	Press Release dated March 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2008

ENERGY FOCUS, INC.

	By	/s/ John M. Davenport
	Name:	John M. Davenport
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Securities Purchase Agreement with each Investor.
1.2	Form of Warrant to be issued to each Investor.
3.1	Amendment No. 1 dated March 12, 2008 to the Rights Agreement.
99.1	Press Release dated March 14, 2008.